Exhibit 10.28
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (this “Amendment”) dated as of October 20, 2025 (the “Amendment Effective Date”), is entered into by and between Dimerix Bioscience Pty Ltd., a company incorporated under the laws of Australia, having its principal place of business at 425 Smith St. Fitzroy 3065, Victoria, Australia (“Dimerix”), and Amicus Therapeutics, Inc., a Delaware corporation having an office at 47 Hulfish St., Princeton, NJ 08542 (“Amicus”). Amicus and Dimerix are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Amicus and Dimerix entered into that certain License Agreement, dated as of May 1, 2025 (the “Agreement”); and
WHEREAS, the Parties now desire to amend certain terms of the Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree to amend the Agreement as follows:
AMENDMENT
1.Definitions. Capitalized terms used but not otherwise defined herein will have the respective meanings given in the Agreement.
2.Amendment of the Agreement. The Agreement is hereby amended as follows.
The first sentence of Section 6.2 of the Agreement is deleted and replaced with the following:
“Promptly following the Effective Date, and in any event by no later than [***] (or such other date as the Parties may mutually agree in writing), the Parties shall negotiate and enter into a clinical and/or commercial supply agreement and related quality agreement (collectively, the “Supply Agreement”) for the Manufacture and supply of the Licensed Compound and Licensed Product by Dimerix, through its CMO or other mutually agreed designee, to Licensee for Development and/or Commercialization in the Field in the Territory.”

Exhibit 10.28
3.Effect. Except as expressly amended herein, the Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into and made a part of the Agreement. After the Amendment Effective Date, all references to the Agreement shall mean the Agreement as amended by this Amendment.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.
5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The Parties consent to the use of electronic signatures to execute this Amendment. Such signatures shall be delivered via DocuSign and shall be deemed to be binding as originals for all purposes.
IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement as of the Amendment Effective Date.

Dimerix Bioscience Pty Ltd.                Amicus Therapeutics, Inc.
By: /s/ Nina Webster                    By: /s/ Bradley Campbell
Name:     Nina Webster                    Name:     Bradley Campbell
Title:     CEO & Managing Director            Title:     President & CEO
Date: October 28, 2025                Date: October 29, 2025

Dimerix Bioscience Pty Ltd.
By: /s/ Mark Diamond
Name:     Mark Diamond
Title:     Non-Executive Chair
Date: October 29, 2025